                                                                    EXHIBIT 4.29

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO INTEGRATED BUSINESS SYSTEMS AND SERVICES, INC. THAT SUCH REGISTRATION IS NOT REQUIRED, EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH HEREIN.

                                    Right to Purchase up to 928,241 shares of Common Stock of INTEGRATED BUSINESS SYSTEMS AND SERVICES, INC. (subject to adjustment)

      AMENDED AND RESTATED CLASS A CONTINGENT COMMON STOCK PURCHASE WARRANT

                                                                 October 1, 2003

THIS INSTRUMENT AMENDS AND RESTATES THAT CERTAIN CLASS A CONTINGENT COMMON STOCK PURCHASE WARRANT, DATED DECEMBER 31, 2001, AND REPLACES SAID CLASS A CONTINGENT COMMON STOCK PURCHASE WARRANT IN ITS ENTIRETY.

INTEGRATED BUSINESS SYSTEMS & SERVICES, INC. (the "Company") hereby agrees that, in consideration of IBSS Class A investors, LLC, a Michigan limited liability company (successor to IBSS Class A INVESTORS, A MICHIGAN CO-PARTNERSHIP), whose address is c/o Seyburn, Kahn, Ginn, Bess and Serlin, P.C., 2000 Town Center, Suite 1500, Southfield, Michigan 48075, Attention: Bruce H. Seyburn, Esq. (the "Investor") loaning to the Company the sum of Nine Hundred Twenty Eight Thousand Two Hundred Forty One Dollars ($928,241) evidenced by and pursuant to a Class A Secured Convertible Debenture executed by the Company concurrently herewith ("Debenture"), the investor is entitled, subject to the Condition Precedent set forth below, to purchase from the Company at any time or from time to time before 5:00 p.m., Detroit time, on the Expiration Date (unless extended pursuant to the Extension Right), up to Nine Hundred Twenty Eight Thousand Two Hundred Forty One (928,241) shares (subject to adjustment as provided herein) of the Company's fully paid and nonassessable shares of common stock, no par value per share (the "Shares"), at the Purchase Price defined below.

CONDITION PRECEDENT. Notwithstanding anything to the contrary contained herein, this Amended And Restated Contingent Common Stock Purchase Warrant (this "Warrant") shall be exercisable by the Investor if and only if the full amount due under the Secured Debenture has not been paid on or before its Maturity Date (as defined in the Debenture and as the same may be extended) or any other event of default occurs thereunder ("Condition Precedent"). In the event the Condition Precedent has occurred, the Investor shall be entitled to purchase one Share for each dollar of unpaid principal balance outstanding under the Secured Debenture on the date which is ten (10) days after the Maturity Date (as the same may be extended) (e.g., if on that date the Company owes Fifty Thousand ($50,000) Dollars to the Investor under the Debenture, the Investor shall be entitled to purchase 50,000 Shares at the Purchase Price defined below). The Company's obligations under this Warrant (e.g., to reserve shares in case of exercise, to provide financial information, etc.) shall remain in force, however, notwithstanding the presence or absence of any such event of default under the Debenture. The Investor's exercise of its rights under this Warrant shall not reduce Company's liability under the Debenture.

EXTENSION RIGHT. In the event that the Investor surrenders this Warrant and exercises its option hereunder and the Company is unable at that time to issue to the Investor Shares that are "Registered Shares" (see Section 11), the Company shall return to the Investor this Warrant and the Investor's Purchase Price and the Expiration Date shall be automatically extended until 30 days after the Company gives written notice to the Investor that the Company is able to issue Registered Shares. In addition, on the first day of each month after the Registration Deadline (see Section 11) during the time in which

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Registered Shares have been requested but are not available, the number of
Shares that the Investor shall be entitled to purchase shall increase by five (5%) percent.

PURCHASE PRICE. The Purchase Price per Share shall be equal to seven and three-eighths cents ($0.07275).

COVENANT AGAINST PUBLIC TRANSFER. Holder agrees that, upon exercise of this Warrant and the Company's issuance of shares pursuant thereto (the "Issued Shares"), Holder will refrain from selling, transferring or otherwise disposing of such Issued Shares, in a transaction involving a national securities exchange, the NASDAQ, or other brokers' board, prior to October 1, 2004, except in connection with a sale of substantially all of the outstanding shares of Company.

COVENANT AGAINST SHORT SALES. The Investor acknowledges and agrees that the Investor does not on the date hereof and will not during the Restricted Period hold or cause to be held (directly or indirectly through any other person or entity) any "short" position in the Company's Common Stock or otherwise directly or indirectly sell any of the Company's Common Stock in a "short sale." The Restricted Period shall begin on the date of this Warrant and shall continue so long as this Warrant remains in effect (and, if this Warrant is exercised, then during the period which ends sixty (60) days after the earlier of: (i) the effectiveness of a Registration Statement as to the Shares purchased hereunder, or, (ii) the Registration Deadline.

REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Investor, as follows:

         (a) Corporate Existence. The Company is a corporation duly incorporated, validly existing and in good standing under South Carolina law and has unconditional power and authority to conduct its business and own its properties as now conducted and owned. The Company is qualified as a foreign corporation to do business in alt jurisdictions in which the nature of its properties and business requires such qualification and in which noncompliance with such qualification would materially affect the Company's business.

         (b) Power and Authority. The Company has unconditional power and authority, and has taken all required corporate and other action necessary (including stockholder approval, if necessary) to execute and deliver this Warrant, to issue and sell the Shares as herein provided and otherwise to carry out the terms of this Warrant, and none of such actions violate any provision of the Company's Bylaws or Articles of Incorporation, as amended, or result in the breach of or constitute a default under any agreement or instrument to which the Company is a party or by which it is bound, which breach would have a material adverse effect on the Company, or result in the creation or imposition of any material lien, claim or encumbrance on any Company asset. This Warrant constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         (c) Ownership and Status of Stock. As of December 31, 2001, the Company had approximately 17,774.694 shares of Common Stock issued and outstanding and approximately 5,361,539 shares issuable upon the exercise of then-outstanding options or warrants or upon the conversion of any then-outstanding convertible security. As of October 1, 2003, the Company had approximately 23,656,051 shares of Common Stock issued and outstanding, and approximately 66,778,044 shares issuable upon the exercise of then-outstanding options or warrants or upon the conversion of any then-outstanding convertible security. The Company has no shares of preferred stock issued or outstanding at this time, nor does the Company have issued or outstanding any warrants, convertible securities, convertible debt, options, or any other rights in the hands of any third party which are convertible into shares of Common Stock other than as reflected on the Company's Capitalization Table dated December 28, 2001. No shares of the Company's Common Stock are held in the Company's treasury. No shares of the Company's Common Stock are entitled to any cumulative voting rights, pre-emptive rights (except as may be contained in documents executed contemporaneously herewith).

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

DEFINITIONS.

As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

         (a) The term "Company" shall include Integrated Business Systems and Services, Inc. and any corporation that shall succeed to or assume the obligations of Integrated Business Systems & Services, Inc. hereunder as provided herein.

         (b) The term "Common Stock" includes (a) the Company's Common Stock, no par value per share, as authorized on the date of this Agreement, (b) any other capital stock of any class or classes (however designated) of the Company, authorized on or after such date, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily, in the absence of contingencies, be entitled to vote for the election of a majority of directors of the Company (even if the right so to vote has been suspended by the happening of such a contingency) and (c) any other securities into which or for which any of the securities described in (a) or (b) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

         (c) The term "Shares" means the fully paid, nonassessable, registered shares of Common Stock issued or issuable upon exercise of this Warrant.

         (d)      The term "Expiration Date" shall mean April 30, 2006.

         (e) The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the Investor at any time shall be entitled to receive, or shall have received, on the exercise of this Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities.

         (f) The term "Securities Act" means the Securities Act of 1933, or any successor federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

         (g) The term "Securities and Exchange Commission" or "Commission" refers to the Securities and Exchange Commission or any other federal agency then administering the Securities Act.

         (h) The term "Securities Exchange Act" means the Securities Exchange Act of 1934 or any successor federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

1.       EXERCISE OF WARRANT.

         1.1 Exercise Procedure. This Warrant may be exercised by the Investor by surrender of this Warrant, with the form of subscription attached as Exhibit A hereto (the "Subscription Form") duly executed by the Investor, to the Company at its principal office or at the office of its Warrant Agent, if any (as provided in Section 13), accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of Shares for which this Warrant is then exercisable by the Purchase Price (as hereinafter defined) then in effect. If such exercise(s) occur prior to the Expiration Date hereof, the Company will issue a new Warrant or

Warrants of like tenor, in the name of the Investor or as the Investor (upon payment by the Investor of any applicable transfer taxes) may request.

         1.2 Company Acknowledgment. The Company will, at the time of the exercise of this Warrant, upon the request of the Investor, acknowledge in writing its continuing obligation to afford to the Investor any rights to which the Investor shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the Investor shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to the Investor any such rights.

         1.3 Trustee for the Investor. In the event that a bank or trust company shall have been appointed as trustee for the Investor pursuant to Subsection 4.2, such bank or trust company shall have all the powers and duties of a Warrant Agent appointed pursuant to Section 13 and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this Section 1.

2. DELIVERY OF STOCK CERTIFICATES ETC. ON EXERCISE. The Company agrees that the Shares purchased upon exercise of this Warrant shall be deemed to be issued to the Investor (or its Transferee pursuant to Section 10 hereof) as the record owner of such Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such Shares as aforesaid.

As soon as practicable after the exercise of this Warrant in full or in part, and in any event within 10 days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Investor, or as the Investor (upon payment by the Investor of any applicable transfer taxes) may direct, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable Shares (or Other Securities) to which the Investor shall be entitled on such exercise, together with any other stock or other securities and property (including cash, where applicable) to which the Investor is entitled upon such exercise pursuant to Section 1 or otherwise.

3.       ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES.

         3.1 The Purchase Price hereof shall be subject to adjustment from time to time as follows: In case the Company shall (i) pay a dividend on its Common Stock, (ii) subdivide its outstanding shares of Common Stock, or (iii) combine its outstanding shares of Common Stock into a small number of shares, then, in such an event, the Purchase Price in effect immediately prior thereto shall be adjusted proportionately so that the adjusted Purchase Price will bear the same relation to the Purchase Price in effect immediately prior to any such event as the total number of shares of Common Stock outstanding immediately prior to any such event shall bear to the total number of shares of Common Stock outstanding immediately after such event. An adjustment made pursuant to this Subsection 3.1, (i) shall become effective retroactively immediately after the record date in the case of a dividend and (ii) shall become effective immediately after the effective date in the case of a subdivision or combination. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein.

         3.2 Notwithstanding anything in Subsection 3.1, in no event will the Purchase Price exceed one ($1.00) dollar per Share.

         3.3 Upon each adjustment of the Purchase Price pursuant to Subsection 3.1, the number of shares of Common Stock purchasable upon exercise of this Warrant shall be adjusted to the number of shares of Common Stock, calculated to the nearest one hundredth of a share, obtained by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment upon the exercise of this Warrant by the Purchase Price in effect prior to such adjustment and dividing the product so obtained by the new Purchase Price.

         3.4 In case of any capital reorganization of the Company, or of any reclassification of the Common Stock, this Warrant shall be exercisable after such capital reorganization or reclassification upon the terms and conditions specified in this Warrant, for the number of shares of stock or other securities which the Common Stock issuable (at the time of such capital reorganization or reclassification) upon exercise of this Warrant Certificate would have been entitled to receive upon such capital reorganization or reclassification if such exercise had taken place immediately prior to such action. The subdivision or combination of shares of Common Stock at any time outstanding into a greater or lesser number of shares of Common Stock shall not be deemed to be a reclassification of the Common Stock of the Company for the purposes of this Subsection 3.4.

         3.5 Whenever the Purchase Price is adjusted as herein provided, the Company shall compute the adjusted Purchase Price in accordance with Subsection 3.1 and shall prepare a certificate signed by its Chairman of the Board, Vice Chairman of the Board, President or Vice President and its principal accounting officer setting forth the adjusted Purchase Price and showing in reasonable detail the method of such adjustment and the fact requiring the adjustment and upon which such calculation is based, and such certificate shall forthwith be forwarded to the Investor.

         3.6      In case at any time after the date of this Warrant:

                  (a) The Company shall declare a dividend (or any other distribution) on its shares of Common Stock payable otherwise than in cash out of its earned surplus; or

                  (b) The Company shall authorize the granting to the holders of its shares of Common Stock of rights to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

                  (c) The Company shall authorize any reclassification of the shares of its Common Stock (other than a subdivision or combination of its outstanding shares of Common Stock), or any consolidation or merger to which it is a party and for which approval of any shareholders of the Company is required, or the sale or transfer of all or substantially all of its assets or all or substantially all of its issued and outstanding stock; or

                  (d) Events shall have occurred resulting in the voluntary and involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause notice to be sent to the Investor at least 20 days prior (or 10 days prior in any case specified in clause (a) or (b) above, or on the date of any case specified in clause (d) above) to the applicable record date hereinafter specified, a notice stating (1) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined or (2) the date on which such reclassification, consolidation, merger, sale, transfer, initial public offering, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of shares of Common Stock of record shall be entitled to exchange their shares for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give any such notice of any defect therein shall not affect the validity of the proceedings referred to in clauses (a),
(b), (c) and (d) above.

4.       ADJUSTMENTS FOR REORGANIZATION, CONSOLIDATION, MERGER, ETC.

         4.1 Reorganization, Consolidation, Merger, etc. In case at any time or from time to time, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provisions shall be made by the Company whereby the Investor, on the exercise hereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which the investor would have been entitled upon such consummation or in connection with such dissolution, the case may be, if the Investor had so exercised this Warrant, immediately prior thereto.

         4.2 Dissolution. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the Investor after the effective date of such dissolution pursuant to this Section 4 to a bank or trust company having its principal office in Detroit, Michigan, as trustee for the Investor.

         4.3 Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 4, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger on the effective date of dissolution following any such transfer as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 10.

5. ACCOUNTANT'S CERTIFICATE AS TO ADJUSTMENTS. In each case of any adjustment or readjustment in the Shares issuable on the exercise of this Warrant, the Company at its expense will promptly cause independent certified public accountants of recognized standing selected by the Company (and not objected to by the holder of this Warrant) to compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Purchase Price in effect and number and type of Shares for which this Warrant was exercisable immediately prior to such issue or sale and as each is adjusted and readjusted on account thereof. The Company will forthwith mail a copy of each such certificate to the Investor, and will, on the written request at any time of the Investor, furnish to the Investor a like certificate setting forth the Purchase Price and the number and type of Shares at the time in effect and showing how it was calculated.

6. NO DILUTION OR IMPAIRMENT. The Company will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the investor against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any Shares receivable on the exercise of this Warrant above the amount payable therefor on such exercise, (b) will at all times reserve and keep available out of its authorized capital stock, solely for the purpose of issue upon exercise of this Warrant as herein provided, such number of shares of Common Stock as shall then be issuable upon exercise of this Warrant in full and shall take all such action as may be necessary or appropriate in order that all shares of Common Stock that shall be so issuable shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof,
(c) will not effect a subdivision or split up of shares or similar transaction with respect to any class of the Common Stock without effecting an equivalent transaction with respect to all other classes of Common Stock, and (d) will not issue any capital stock of any class which is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding up, unless the rights of the holders thereof shall be limited to a fixed sum or percentage of par value in respect of participation in dividends and in any such distribution of assets.

7.       NOTICES OF RECORD DATE, ETC. In the event of:

         (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property of the Company, or to receive any other right, or

         (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other person, or

         (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, then and in each such event the Company will mail or cause to be mailed to the Investor a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right and the date on which the holders of Common Stock will be entitled thereto, and (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be mailed at least 20 days prior to the date specified in such notice on which any such action is to be taken.

8. REPORTING REQUIREMENTS. Prior to the exercise or expiration of the right to EXERCISE THIS WARRANT; TO THE EXTENT THE FOLLOWING DOCUMENTS AND/OR INFORMATION IS NOT, AT THE TIMES INDICATED BELOW (including any extension of such times as permitted under the regulations of the Securities and Exchange Commission), AVAILABLE PUBLICLY THROUGH THE INTERNET OR THROUGH THE EDGAR FILING SYSTEM ACCESSIBLE THROUGH THE SECURITIES AND EXCHANGE COMMISSION'S WEB SITE AT (HTTP://WWW.SEC.GOV), the Company shall furnish to the Investor:

         (a) Within 45 days after the end of each of the first three calendar quarterly accounting periods in each fiscal year of the Company unaudited consolidated income statements of the Company and its subsidiaries for each such quarterly period and for the six-month and nine-month periods, as applicable, from the beginning of the applicable fiscal year to the end of the applicable calendar quarter, and a consolidated balance sheet of the Company and its subsidiaries as of the end of each such quarterly period, setting forth in each case comparisons to the corresponding period(s) in the preceding fiscal year, all such statements having been prepared in accordance with generally accepted accounting principles, consistently applied; and, to the extent requested by the INVESTOR, comparisons in each case to the Company's quarterly budget for the corresponding quarterly period; provided, however, that where the Company or its counsel reasonably deems such budget information to constitute material non-public information under applicable federal or state securities laws, then the Company shall have no obligation to deliver such budget information hereunder unless and until Investor has executed such confidentiality and public trading lock-up agreements as shall be deemed satisfactory to the Company and its legal counsel.

         (b) Within 90 days after the end of each fiscal year of the Company, consolidated statements of income and changes in financial position of the Company and its subsidiaries for such fiscal year, and a consolidated balance sheet of the Company and its subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the preceding fiscal year, all prepared in accordance with generally accepted accounting principles, consistently applied; and accompanied by (i) a copy of the opinion received by the Company from an independent accounting firm of recognized standing acceptable to the Investor, (ii) to the extent requested by the Investor, a certificate from such accounting firm, addressed to the Company's board of directors, stating that in the course of its examination nothing came to its attention that caused it to believe that there was any default by the Company or any of its subsidiaries in the fulfillment of or compliance with any of the terms, covenants, provisions or conditions of any material agreement to which the Company or any such subsidiary is a party or, if such accountants have reason to believe any such default by the Company or any such subsidiary exists, a certificate specifying the nature and period of existence thereof, (iii) to the extent requested by the Investor, a copy of such firm's annual management letter to the board of directors; and (iv) to the extent requested by the INVESTOR, comparisons of the Company's statements of income ha the Company's annual budget for the corresponding annual period; provided, however, that where the Company or its counsel reasonably deems such budget information to constitute material non-public information under applicable federal or state securities laws, then the Company shall have no obligation to deliver such budget information hereunder unless and until the Investor has executed such confidentiality and public trading lock-up agreements as shall be deemed satisfactory to the Company and its legal counsel.

         (c) Promptly following receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Company's operations and financial affairs given to the Company by its independent accountants (and not otherwise contained in other materials provided hereunder).

         (d) At least 30 days but not more than 90 days prior to the end of each fiscal year of the Company, to the extent requested by the INVESTOR, an annual budget prepared on a monthly basis for the Company and its subsidiaries for the succeeding fiscal year (displaying anticipated statements of income and balance sheets), and promptly upon preparation thereof any other significant budgets which the Company prepares and any revisions of such annual or other budgets; provided, however, that where the Company or its counsel reasonably deems such budget information to constitute material non-public information under applicable federal or state securities laws, then the Company shall have no obligation to deliver such budget information hereunder unless and until the Investor has executed such confidentiality and public trading lock-up agreements as shall be deemed satisfactory to the Company and its legal counsel.

         (e) Within ten days after transmission thereof, copies of all financial statements, proxy statements, reports and any other general written communications which the Company sends to its stockholders and copies of all registration statements and all regular, special or periodic reports which it files, or any of its officers or directors file, with respect to the Company, with the Securities and Exchange Commission or with any securities exchange on which any of the Company's securities are then listed, and copies of all press releases and other statements made available generally by the Company to the public concerning material developments in the Company's business.

         (f) With reasonable promptness, such other information and financial data concerning the Company and its Subsidiaries as any person entitled to receive information under this Section 8 may reasonably request.

         (g) Accompanying the financial statements referred to in subparagraph (a) above, to the extent requested by the Investor, an Officer's Certificate from the Chief Financial Officer of the Company stating that neither the Company nor any of its subsidiaries is in default under any of its other material agreements, where the existence of such default if not cured within any applicable cure period would have a material adverse effect on the Company, or, if any such default exists, specifying the nature and period of existence thereof, and what actions the Company and its subsidiaries have taken and propose to take with respect thereto.

         Each of the financial statements referred to in subparagraph (a) and
(b) above will be true and correct in all material respects as of the dates and for the periods stated therein, subject in the case of the unaudited financial statements to changes resulting from normal year-end audit adjustments.

         The Company shall permit the Investor, or agents thereof, at any reasonable time and from time to time to examine and make copies of and extracts from the records and books of account of, and visit the properties of, the Company and any of its subsidiaries, and to discuss the affairs, finances, and accounts of the Company and any of the subsidiaries with any of their officers or directors and independent accountants. The Investor's rights under this sub-paragraph shall be conditioned upon the prior execution by the Investor and delivery to the Company of an appropriate confidentiality and public trading lock-up agreement with the Company.

9. RESERVATION OF STOCK, ETC. ISSUABLE ON EXERCISE OF WARRANT; FINANCIAL STATEMENTS. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of this Warrant, all shares of Common Stock (or Other Securities) from time to time issuable on the exercise of this Warrant. This Warrant entitles the Investor hereof to receive copies of all financial and other information distributed or required to be distributed to the holders of the Company's Common Stock.

10. ASSIGNMENT; EXCHANGE OF WARRANT. This Warrant, and the rights evidenced hereby, may be transferred by the Investor (`Transferor") with respect to any or all of the Shares. On the surrender for exchange of this Warrant, with the Transferor's endorsement in the form of Exhibit B attached hereto (the `Transferor Endorsement Form"), to the Company, the Company at its expense (but with payment by the Transferor of any applicable transfer taxes) will issue and deliver to or on the order of the Transferor thereof a new Warrant or Warrants of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a "Transferee"), filling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of this Warrant so surrendered by the Transferor. The Company hereby covenants expeditiously to register the Transferor and/or any such Transferees on its securities record books as the registered holder(s) of this Warrant or the portion hereof transferred as specified in such Transferor Endorsement Form.

11. REGISTRATION RIGHTS, PROCEDURE; INDEMNIFICATION. The Company shall within sixty (60) days after the Maturity Date of the Secured Debenture (as the same may be extended), prepare and file at its expense with all applicable federal, state and stock exchange authorities, and use its best efforts to cause to become effective as soon as possible (but in any event within 180 days after its filing), a registration statement with respect to the Shares issuable by the Company in connection with an exercise of this Warrant such that, upon exercise by the Investor of this Warrant, Investor shall receive shares of Common Stock in the Company which shall be immediately freely tradeable on the NASDAQ Stock Market or the Over-the-Counter Bulletin Board (herein "Registered Shares"). The last day of the 180 day period described in this Section is the "Registration Deadline." At its expense, the Company will keep such registration effective for so long as the Investor holds Shares issued or issuable hereunder (or, if earlier, until such time as the Investor may sell all of the Investors Shares in a single transaction on the NASDAQ Stock Market or the Over-the-Counter Bulletin Board without registration pursuant to Rule 144 of the Securities Act of 1933. The Company shall indemnify the Investor against any losses, claims, damages or expenses (including reasonable attorney fees) arising out of any untrue statement or alleged untrue statement of any material fact contained in any registration statement filed by the Company pursuant to this Warrant (except for erroneous information supplied to the Company by the Investor).

12. REPLACEMENT OF WARRANT. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this

Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor; provided, however, if the Investor is the initial Investor and this Warrant is lost, stolen or destroyed, the affidavit of the President, Treasurer or any Assistant Treasurer of the registered holder setting forth the circumstances with respect to such loss, theft or destruction, shall be accepted as satisfactory evidence thereof, and no indemnity bond or other security shall be required as a condition to the execution and delivery by the Company of a new Warrant in replacement of such lost, stolen or destroyed Warrant other than the Investor's written agreement to indemnify the Company.

13. WARRANT AGENT. The Company may, by written notice to the Investor, appoint an agent having an office in Detroit, Michigan for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 1, exchanging this Warrant pursuant to Section 10, and replacing this Warrant pursuant to Section 12, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case say be, shall be made at such office by such agent.

14. REMEDIES. The Company stipulates that in the event of the Company's default under this Warrant, the Investor shall be irreparably harmed the Investor's damages will be substantial and difficult, if not impossible; therefore, the remedies at law of the Investor in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

15. NEGOTIABILITY, ETC. This Warrant is issued upon the following terms, to all of which the Investor or owner hereof by the taking hereof consents and agrees:

         (a) title to this Warrant or a portion hereof may be transferred by endorsement (by the Transferor executing the Transferor Endorsement Form) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery;

         (b) any person in possession (which possession may be joint) of this Warrant with an executed Transferor Endorsement Form naming such person as a Transferee under the heading "Transferees" is authorized to represent himself as absolute owner of the portion of this Warrant stated in such Transferor Endorsement Form opposite the name of such person under the heading "Number Transferred" and is empowered to transfer absolute title to such portion of this Warrant by endorsement and delivery thereof to a bona fide purchaser thereof for value, notwithstanding the requirements of Section 10 hereof; each prior taker or owner waives and renounces all of his equities or rights in this Warrant in favor of each such bona tide purchaser, but shall remain obligated under any confidentiality and/or public trading lockup agreement executed by such prior owner in connection with this Warrant, and each such bona fide purchaser shall acquire absolute title hereto and to all rights represented hereby; and

         (c) until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

16. NOTICES, ETC. All notices and other communications from the Company to the Investor shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by the Investor or, until the Investor furnishes to the Company an address, then to, and at the address of, the Investor who has so furnished an address to the Company.

17. MISCELLANEOUS. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of Michigan. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. This Warrant is being executed as an instrument under seal. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

18. CONSENT TO JURISDICTION. The Company hereby irrevocably submits to the jurisdiction of the Oakland County Michigan Circuit Court and any United States federal court sitting in the City of Pontiac, Michigan in any action or proceeding arising out of or relating to this Warrant or any other agreement or transaction contemplated hereby, and the Company hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such federal court. The Company hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Company hereby irrevocably consents to the service of any and all process in any such action or proceeding at its address set forth on the first page hereof or any other place of business of the Company in the State of Michigan. In the event the Company ceases to have a place of business in the State of Michigan it agrees to give the Investor hereof written notice prior to the existence of such fact and at the Company's expense to irrevocably appoint an agent within the State of Michigan acceptable to the Investor authorized to accept such service of process on the Company's behalf. The Company agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this
Section 18 shall affect the right of the Investor to serve legal process in any other manner permitted by law or affect the right of the Investor to bring any action or proceeding against the other party or its property in courts of any other jurisdictions.

19. COVENANT AGAINST SHORT SALES. The Investor acknowledges and agrees that the Investor does not on the date hereof and shall not during the Restricted Period, hold or cause to be held (directly or indirectly through any other person or entity) any "short" position in the Company's equity securities or equity-linked securities or otherwise sell any of the Company's equity securities or equity-linked securities in a "short sale." The Restricted Period shall begin on the date of this Warrant and shall continue so long as this Warrant remains in effect (and, if this Warrant is exercised , then during the period which ends sixty (60) days after the earlier of: (i) the effectiveness of a Registration Statement as to the Shares purchased hereunder, or, (ii) the Registration Deadline.

IN WITNESS WHEREOF, each of the Company and the Investor has executed this Warrant under seal effective as of the date first written above.

                                    Integrated Business Systems & Services, inc.

                                    By: /s/ George E. Mendenhall
                                        -------------------------------
                                            George E. Mendenhall
                                            Chief Executive Officer

Accepted and Agreed by the Investor:

IBSS CLASS A INVESTORS, LLC
A MICHIGAN LIMITED LIABILITY COMPANY (SUCCESSOR TO IBSS CLASS A INVESTORS, A MICHIGAN CO-PARTNERSHIP)

By:/s/ Bruce H. Seyburn
   -----------------------------------

Its: Agent

EXHIBIT A

FORM OF SUBSCRIPTION
(To be signed only on exercise of Warrant)

To Integrated Business Systems & Services, Inc.

The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise this Warrant for, and to purchase thereunder, ______ shares of Common Stock of Integrated Business Systems & Services, Inc. and herewith makes payment of $_________ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to ___________________, whose address is
___________________________________________________________

DATED:

                                    (Signature must conform to name of holder as specified on the face of this Warrant)

(Address)                           _________________________________________

EXHIBIT B

FORM OF TRANSFEROR ENDORSEMENTS
(To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading "Transferees" the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of Integrated Business Systems & Services, Inc. to which the within Warrant relates specified under the headings "Percentage Transferred" and "Number Transferred," respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of ____________________________________ with full power of substitution in the premises.

                       Percentage                Number
Transferees            Transferred             Transferred
-----------            -----------             -----------

Dated:  ________________, _____

Signed in the presence of:          ____________________________________________
                                    Signature must conform to name of holder as
                                    specified on the face of this Warrant
_______________________________
(Name)                              ____________________________________________
                                    (Address)

ACCEPTED AND AGREED:                ____________________________________________
                                    (Signature)
[TRANSFEREE]
                                    ____________________________________________
                                    (Address)
_______________________________
(Name)

                                    ____________________________________________
                                    (Signature)

[TRANSFEREE]                        ____________________________________________
                                    (Address)

_______________________________
(Name)